UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________
FORM 8-K
_______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2018
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Phillips Edison & Company, Inc.
(Exact name of registrant as specified in its charter)
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Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11501 Northlake Drive
Cincinnati, Ohio 45249
(Address of principal executive offices, including zip code)

(513) 554-1110
(Registrant’s telephone number, including area code)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets

Reference is made to that certain Agreement and Plan of Merger, dated July 17, 2018 (the “Merger Agreement”), by and among (i) Phillips Edison & Company, Inc., a Maryland corporation (the “Company”), (ii) Phillips Edison Grocery Center Operating Partnership I, L.P., a Delaware limited partnership and subsidiary of the Company (“PECO OP”), (iii) REIT Merger Sub, LLC, a Maryland limited liability company and wholly owned subsidiary of the Company (“REIT Merger Sub”), (iv) OP Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of PECO OP ("OP Merger Sub GP"), (v) OP Merger Sub 2, LLC, a Delaware limited liability company and subsidiary of PECO OP and OP Merger Sub GP (“OP Merger Sub”), (vi) Phillips Edison Grocery Center REIT II, Inc., a Maryland corporation (“REIT II”), and (vii) Phillips Edison Grocery Center Operating Partnership II, L.P., a Delaware limited partnership and subsidiary of REIT II (“OP II”) and the consummation by the Company of the transactions contemplated thereby (the “Transactions”).

On November 16, 2018 (the “Closing”), pursuant to the Merger Agreement, (i) OP Merger Sub merged with and into OP II (the “Partnership Merger”), the separate limited liability company existence of OP Merger Sub ceased and OP II continued as the surviving entity of the Partnership Merger and (ii) REIT II merged with and into REIT Merger Sub (the “REIT Merger” and together with the Partnership Merger, the “Mergers”), the separate corporate existence of REIT II ceased and REIT Merger Sub continued as the surviving entity of the REIT Merger.

Pursuant to the terms and conditions in the Merger Agreement, at the effective time of the Partnership Merger (the “Partnership Merger Effective Time”), each unit of partnership interests in OP II (excluding each Class B unit and the special limited partnership interest, which were canceled in connection with the Partnership Merger) issued and outstanding immediately prior to the Partnership Merger Effective Time held by a limited partner of OP II was canceled and converted into the right to receive 2.04 units in PECO OP (“OP Units”), rounded down to the nearest whole unit. The membership interests of OP Merger Sub that were held by OP Merger Sub GP immediately prior to Partnership Merger Effective Time were canceled and converted into a general partner interest in OP II and the membership interests in OP Merger Sub that were held by PECO OP immediately prior to the Partnership Merger Effective Time were canceled and converted into a limited partner interest in OP II.

Pursuant to the terms and conditions in the Merger Agreement, at the effective time of the REIT Merger (the “REIT Merger Effective Time”), each share of REIT II common stock, $0.01 par value per share ("REIT II Common Stock"), and each fraction thereof, issued and outstanding immediately prior to the REIT Merger Effective Time (including each restricted share of REIT II Common Stock) was canceled and converted into the right to receive 2.04 validly issued, fully paid and nonassessable shares of common stock of the Company, $0.01 par value per share (the “Common Stock”).

On November 16, 2018, concurrently with the Partnership Merger and immediately prior to the REIT Merger, in connection with the transactions contemplated by the Merger Agreement, OP II contributed to PECO OP all of the issued and outstanding equity interests in (a) Commonwealth Square Station LLC, a Delaware limited liability company, (b) Franklin Station LLC, a Delaware limited liability company, (c) Heritage Plaza Station LLC, a Delaware limited liability company, (d) Montville Station LLC, a Delaware limited liability company, and (e) Normandale Station LLC, a Delaware limited liability company.

The descriptions of the Merger Agreement and the Transactions contained in this Item 2.01 do not purport to be complete and are subject to and qualified in their entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On November 16, 2018, the Company, PECO OP, Bank of America, N.A., as Administrative Agent, KeyBank National Association, Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A. and PNC Bank, National Association as Co-Syndication Agents and Capital One, National Association, Fifth Third Bank, Regions Bank, U.S. Bank National Association and Citibank, N.A. as Co-Documentation Agents and the other lenders party thereto, entered into an amended and restated credit agreement for $1.025 billion, of which $500 million is for the revolving credit facility and $525.0 million is for term loans (the “Amended and Restated Loan Facility 1”), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The revolving credit facility has a current interest rate of LIBOR plus 1.30% to 2.10% based on the Leverage Ratio at such time. Pursuant to the terms of the Amended and Restated Loan Facility 1, two tranches of term loans under PECO OP’s existing credit agreement with Bank of America, N.A., were terminated and repaid in full. Under the terms of the Amended and Restated Loan Facility 1, PECO OP may, from time to time, subject to certain limitations and conditions, request an increase in the term loan commitments, revolving credit commitments and/or a new term loan. Events of Default include, without limitation, customary payment defaults, defaults on breach of covenants, and certain bankruptcy events.

Additionally on November 16, 2018, the Company and PECO OP entered into a seven year $472.5 million term amended and restated loan credit agreement with a lending group that consists of PNC Bank, National Association, as Administrative Agent, together with Capital One, National Association, Fifth Third Bank, Regions Bank and Bank of Montreal as Co-Syndication Agents and the other lenders parties thereto (the “Amended and Restated Loan Facility 2” together with the Amended and Restated Loan Facility 1, collectively the “Amended and Restated Loan Facilities”), with a variable interest rate of LIBOR plus 1.45% to 2.50% depending on the Leverage Ratio and Investment Grade rating at such time, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. Under the terms of the Amended and Restated Loan Facility 2, PECO OP may, from time to time, subject to certain limitations and conditions, request an increase in the term loan commitments and/or a new term loan. Events of Default include, without limitation, customary payment defaults, defaults on breach of covenants, and certain bankruptcy events.

The Amended and Restated Loan Facilities require periodic payments of accrued unpaid interest only, with principal due at maturity of the loan. PECO OP has the right to prepay any outstanding loans under the Amended and Restated Loan Facilities at any time. The Amended and Restated Loan Facilities also require adherence to certain financial covenants, including, but not limited to: (i) a maximum leverage ratio, (ii) a maximum secured leverage ratio, (iii) a minimum fixed charge coverage ratio, (iv) minimum tangible net worth, (v) a ratio of maximum unsecured indebtedness to unencumbered asset value, and (vi) a ratio of unencumbered property net operating income to mortgageability.

Item 3.02. Unregistered Sale of Equity Securities

Please refer to Item 2.01 for a description of the terms of the Transactions, which is incorporated by reference into this Item 3.02. The OP Units issued or to be issued pursuant to the Merger Agreement were issued or will be issued in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Pursuant to the terms of the Merger Agreement, on November 14, 2018, the Company’s board of directors (the "Board") increased the size of the Board to seven members, effective upon the Closing, comprised of the five directors elected by the Company's stockholders at the 2018 annual meeting of stockholders (as described in Item 5.07 below), and appointed two independent directors of the board of directors of REIT II, David W. Garrison and John A. Strong, to fill the two new vacancies to serve until the 2019 annual meeting of stockholders and until their successors qualify and are duly elected. Mr. Garrison and Dr. Strong were each appointed to serve as members of the Compensation Committee of the Board.

The biographic information of each of Mr. Garrison and Dr. Strong is included in the joint proxy statement / prospectus included in the Company's Registration Statement on Form S-4 (File No. 333-226625), as amended (the "Registration Statement") and is incorporated by reference herein.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 14, 2018, the Company's stockholders approved Articles of Amendment to the charter of the Company (the “Articles of Amendment”) to eliminate the requirement that the Company undertake a liquidity event by February 2019, which would include selling all or substantially all of the Company’s assets, selling or merging into another entity, listing the Company common stock on a national exchange, or another similar transaction that would provide liquidity to the Company stockholders. On November 14, 2018, the Company filed the Articles of Amendment with the State Department of Assessments and Taxation of Maryland, and the Articles of Amendment became effective upon filing. A copy of the Articles of Amendment is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

On November 14, 2018, the Company held its annual meeting of stockholders in New York, New York. The matters on the agenda for the annual meeting were the (i) approval of the transactions contemplated by the Merger Agreement, (ii) election of five directors to serve until the Company's next annual meeting of stockholders and until their successors are duly elected and qualified, (iii) approval of the Articles of Amendment, (iv) approval of a non-binding advisory resolution on executive compensation, (v) a non-binding advisory vote on the frequency of future advisory resolutions on executive compensation, and (vi) approval to adjourn the 2018 annual meeting, if necessary or appropriate to solicit additional proxies.

At the close of business on August 28, 2018, the record date of the annual meeting, there were 183,695,565 shares of Common Stock outstanding and entitled to vote at the annual meeting. Holders of 104,485,950 shares (56.87%) of Common Stock, representing a like number of votes, were present at the annual meeting, either in person or by proxy. Set forth below are the voting results from the annual meeting.

Proposal 1 - Merger Proposal

For	Against	Abstain	Broker Non-Votes
98,561,670	2,076,062	3,848,218	—

The proposal to approve the transactions contemplated by the Merger Agreement was approved. The votes for the transactions contemplated by the Merger Agreement were as follows: “For” 94.33%, “Against” 1.99%, and “Abstain” 3.68%, in each case, of the votes cast.

Proposal 2 - Election of Directors

The nominees submitted for election as directors of the Company were Jeffrey S. Edison, Leslie T. Chao, Paul J. Massey, Jr., Stephen R. Quazzo and Gregory S. Wood. The votes for each of the director nominees were as follows:

Nominee	For	Withheld	Broker Non-Votes
Jeffrey S. Edison	100,027,755	4,458,195	—
Leslie T. Chao	99,661,607	4,824,343	—
Paul J. Massey, Jr.	99,741,844	4,744,106	—
Stephen R. Quazzo	99,570,213	4,915,737	—
Gregory S. Wood	99,862,653	4,623,297	—

All of the nominees were elected to serve as directors until the Company's next annual meeting of stockholders and until their successors are duly elected and qualified.

Proposal 3 - Amendment of the Company's Charter

For	Against	Abstain	Broker Non-Votes
96,627,624	2,494,420	5,363,906	—

The proposal to approve the Articles of Amendment, as described in more detail in Item 5.03 above, was approved. The votes for the Articles of Amendment were as follows: “For” 52.60%, “Against” 1.35%, and “Abstain” 2.91%, in each case, of the shares entitled to vote at the annual meeting.

Proposal 4 - Advisory Vote to Approve Executive Compensation

For	Against	Abstain	Broker Non-Votes
90,298,045	7,472,104	6,715,801	—

The advisory vote to approve the compensation of the Company’s named executive officers was approved. The votes for the compensation of the Company’s named executive officers were as follows: “For” 86.42%, “Against” 7.15%, and “Abstain” 6.43%, in each case, of the votes cast.

Proposal 5 - Advisory Vote on Frequency of Say-on-Pay Proposals

Every Year	Every 2 Years	Every 3 Years	Abstain
87,890,678	5,436,251	4,283,935	6,875,086

The stockholders selected “Every Year” as the frequency of future advisory votes on executive compensation. Upon consideration of the results, the Company's board of directors determined to follow the stockholder recommendation of "Every Year” for holding an advisory vote on executive compensation until the next required advisory vote on the frequency of future advisory votes on executive compensation. The votes for the frequency of future advisory votes on executive compensation were as follows: “Every Year” 84.12%, “Every 2 Years” 5.20%, “Every 3 Years” 4.10%, and “Abstain” 6.58%, in each case, of the votes cast.

Proposal 6 - Adjournment Proposal

For	Against	Abstain	Broker Non-Votes
95,135,056	3,484,910	5,865,984	—

The proposal to permit the chair of the annual meeting the authority to adjourn the annual meeting, if necessary or appropriate, to solicit additional proxies in favor of proposals 1 or 3 was approved. Such an adjournment was not necessary and thus the annual meeting was not adjourned. The votes to permit the adjournment of the annual meeting were as follows: “For” 91.05%, “Against” 3.34%, and “Abstain” 5.61%, of the votes cast.

Item 7.01. Regulation FD Disclosure

On November 16, 2018, the Company and REIT II issued a joint press release announcing the completion of the Transactions described above under Item 2.01. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events

On November 16, 2018, PECO OP assumed the outstanding term loans of OP II under its (i) $185 million term loan credit agreement with KeyBank National Association, as Administrative Agent and (ii) $200 million term loan credit agreement with Capital One, National Association, as Administrative Agent. The credit agreements related to these loan facilities were amended to reflect the assumptions of these loans by PECO OP.

On November 16, 2018, the Company and PECO OP also entered into amendments of (i) the existing $175 million term loan credit agreement with KeyBank National Association as Administrative Agent, PNC Bank, National Association, Capital One, National Association and Fifth Third Bank as Co-Syndication Agents and Regions Bank and U.S. Bank, National Association as Co-Documentation Agents and the other lenders parties thereto and (ii) the existing $375 million term loan credit agreement with Wells Fargo Bank, National Association as Administrative Agent, PNC Bank, National Association, Bank of America, N.A., JPMorgan Chase Bank, N.A. as Co-Syndication Agents, KeyBank National Association, Regions Bank, U.S. Bank, National Association and Citibank, N.A. as Co-Documentation Agents and the other lenders parties thereto, copies of which are filed as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference. Such amendments include updates in law, references to the Amended and Restated Loan Facilities, and other minor conforming changes.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements of business acquired

The Company has previously filed the following financial statements: (i) unaudited consolidated interim financial statements of REIT II as of June 30, 2018 and for the three and six months ended June 30, 2018 and 2017, respectively, and (ii) audited financial statements of REIT II as of and for the years ended December 31, 2017, 2016 and 2015. These financial statements, and the notes thereto, were previously filed in the Registration Statement.

(b) Pro Forma Financial Information

The Company has previously filed the following pro forma financial information: (i) an unaudited pro forma condensed consolidated balance sheet as of June 30, 2018 and (ii) the unaudited pro forma condensed combined income statements for the six months ended June 30, 2018 and the year ended December 31, 2017. These financial statements, and the notes thereto, were previously filed in the Registration Statement.

Such unaudited pro forma condensed combined financial statements are not necessarily indicative of the financial position that actually would have existed or the operating results that actually would have been achieved if the adjustments set forth therein had been in effect as of the dates and for the periods indicated or that may be achieved in future periods and should be read in conjunction with the historical financial statements of the Company and REIT II.

(d) Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of July 18, 2018, by and among Phillips Edison & Company, Inc., Phillips Edison Grocery Center Operating Partnership I, L.P., REIT Merger Sub, LLC, OP Merger Sub, LLC, OP Merger Sub 2, LLC, Phillips Edison Grocery Center REIT II, Inc., and Phillips Edison Grocery Center Operating Partnership II, L.P. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed July 18, 2018)

3.1	Articles of Amendment of Phillips Edison & Company, Inc.
10.1
Amended and Restated Credit Agreement, dated as of November 16, 2018, by and among Phillips Edison Grocery Center Operating Partnership I, L.P., Phillips Edison & Company, Inc., the lenders party thereto and Bank of America, N.A. as administrative agent

10.2
Amended and Restated Credit Agreement, dated as of November 16, 2018, by and among Phillips Edison Grocery Center Operating Partnership I, L.P., Phillips Edison & Company, Inc., the lenders party thereto and PNC Bank, National Association as administrative agent

10.3
First Amendment to Credit Agreement, dated as of November 16, 2018, by and among Phillips Edison Grocery Center Operating Partnership I, L.P., Phillips Edison & Company, Inc., the lenders party thereto and KeyBank National Association, as administrative agent

10.4
First Amendment to Credit Agreement, dated as of November 16, 2018, by and among Phillips Edison Grocery Center Operating Partnership I, L.P., Phillips Edison & Company, Inc., the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent

99.1	Phillips Edison & Company, Inc. and Phillips Edison Grocery Center REIT II, Inc. Joint Press Release, dated as of November 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON & COMPANY, INC.

Dated: November 16, 2018	By:	/s/ Jeffrey S. Edison
Jeffrey S. Edison
Chief Executive Officer